Exhibit 21


                       SUBSIDIARIES OF THE REGISTRANT


                                  State of            Names Under Which
    Names of Subsidiaries       Incorporation         They do Business
Beaver Lake Concrete, Inc.        Arkansas      Beaver Lake Concrete, Inc.

Capitol Concrete Products         Kansas        Capitol Concrete Products
  Co. Inc.                                        Co., Inc.

City Wide Construction            Missouri      City Wide Construction
  Products Co.                                    Products Co.

Concrete Enterprises, Inc.        Kansas        Concrete Enterprises, Inc.

Concrete Materials, Inc.          Kansas        Concrete Materials, Inc.

Dodge City Concrete, Inc.         Kansas        Dodge City Concrete, Inc.

Joplin Concrete Company, Inc.     Missouri      Joplin Concrete Company, Inc.

Kansas Sand and Concrete, Inc.    Kansas        Kansas Sand and Concrete, Inc.

Monarch Cement of Iowa, Inc.      Iowa          Monarch Cement of Iowa, Inc.

Salina Concrete Products, Inc.    Kansas        Kansas Building Products
                                                Salina Concrete Products, Inc.

Springfield Ready Mix Co.         Missouri      Springfield Ready Mix Co.

Tulsa Dynaspan, Inc.              Oklahoma      Arrow Concrete Company
                                                Tulsa Dynaspan, Inc.